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                                                                   EXHIBIT 5.2


                                PIPER & MARBURY
                            36 South Charles Street
                         Baltimore, Maryland 21201-3010





                                                                   May 2, 1994



Sullivan & Worcester
One Post Office Square
Boston, Massachusetts 02109

Ladies and Gentlemen:

         In connection with the registration by Health and Rehabilitation Properties Trust, a Maryland real estate investment trust (the "Company"), of up to 14,375,000 Common Shares of Beneficial Interest, $.01 per share, of the Company (the "Shares"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission as Exhibit 5.2 to the Company's Registration Statement, as amended (the "Registration Statement") on Form S-3, File No. 33-52875, under the Securities Act of 1933, as amended (the "Act").

         We have acted as special Maryland counsel for the Company in connection with matters of Maryland law relevant to preparation of the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Declaration of Trust dated December 23, 1986 as further amended on September 28, 1987, July 23, 1992 and August 4, 1993; (ii) the forms of purchase agreement among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber Incorporated and Smith Barney Shearson Inc. as representatives of the underwriters, filed as Exhibits 1.1 and 1.2 to the Registration Statement (the "Purchase Agreements"); (iii) resolutions adopted by a unanimous written consent of the Board of Trustees of the Company dated March 28, 1994; (iv) a Certificate of Good Standing issued by the Maryland State Department of Assessments and Taxation dated May 2, 1994; (v) the Certificate of the Secretary of the Company dated the date hereof (the "Certificate"), and (vi) such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

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Sullivan & Worcester
May 2, 1994
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         In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have further assumed that the price for the Shares will be determined by the pricing committee of the Board of Trustees in accordance with the parameters established by the Board of Trustees.

         The opinions expressed below are limited to the law of Maryland, provided, however, that we express no opinion as to the application of Maryland securities laws.

         Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, upon issuance and delivery of the Shares to the underwriters against payment therefor in accordance with the determination of the pricing committee of the Board of Trustees and the terms of the Purchase Agreements, the Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company, with no personal liability attaching to the holders of the Shares except as described in the Company's Registration Statement on Form 8-A dated November 8, 1986, as amended by Form 8 dated July 30, 1991 and incorporated by reference into the Prospectuses forming a part of the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectuses forming a part of the Registration Statement. We further consent to the reliance on this opinion by your firm in rendering its opinion to the Company. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            Very truly yours,



                                            PIPER & MARBURY